EXHIBIT 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is made as of October 17, 2016, by and among:

TRANS WORLD ENTERTAINMENT CORPORATION, a New York corporation (the “Lead Borrower”);

the Persons named on Schedule I hereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule II hereto (individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”);

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent, Collateral Agent, Swingline Lender and as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of April 15, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by, among others, the Loan Parties, the Lenders party thereto from time to time, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, and Bank of America, N.A. and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Co-Borrowing Base Agents;

WHEREAS, on May 4, 2012, Bank of America resigned as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and Co-Borrowing Base Agent in accordance with the terms of the Credit Agreement, and Wells Fargo was appointed successor Administrative Agent, Collateral Agent and Issuing Bank in accordance with the terms of the Credit Agreement;

WHEREAS, the Lead Borrower has advised the Administrative Agent that the Lead Borrower desires to acquire (the “Etailz Acquisition”) all of the issued and outstanding Capital Stock in Etailz Inc., a Washington corporation (“Etailz”), pursuant to that certain Share Purchase Agreement dated as of even date (the “Etailz Acquisition Agreement”), by and among Etailz, the Sellers named therein, Thomas C. Simpson, as Sellers’ Representative, and the Lead Borrower, as the buyer, for aggregate consideration of $70,800,000, consisting of, among other things, (i) certain cash payments in an amount not to exceed $34,700,000, and (ii) (a) the deposit into an escrow account the sum of $1,500,000 as an indemnity escrow (the “Indemnity Escrow Funds”), which Indemnity Escrow Funds shall be paid as and when due in respect of certain contingent indemnification obligations as set forth in the Etailz Acquisition Agreement (the “Indemnity Indebtedness”) and (b) the deposit into an escrow account the sum of $14,600,000 (the “Earnout Escrow Funds”, and together with the Indemnity Escrow Funds, collectively, the “Escrow Funds”), which Earnout Escrow Funds shall be paid as and when due in respect of certain contingent earnout payments as set forth in the Etailz Acquisition Agreement (the “Earnout Indebtedness”, and together with the Indemnity Indebtedness, collectively, the “Etailz Indebtedness”).

WHEREAS, absent the consent of the Agents and the Required Lenders, (i) the incurrence of the Etailz Indebtedness would violate Section 6.01 of the Credit Agreement, (ii) the consummation of the Etailz Acquisition would violate Section 6.04 of the Credit Agreement, (iii) the maintenance of the Escrow Funds would violate Section 6.02 of the Credit Agreement, and (iv) the making of any payments in respect of the Earnout Indebtedness would violate Section 6.06 of the Credit Agreement.

WHEREAS, the Loan Parties have requested, and the Agents and the Required Lenders have agreed, that the Credit Agreement be amended to, among other things, permit the foregoing, in each case as, and subject to the terms and conditions, set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Credit Agreement unless otherwise defined herein.

2.	Amendments to Article I of Credit Agreement. The provisions of Section 1.01 of the Credit Agreement are hereby amended as follows:

(a)	By amending the definition of “Permitted Acquisition” by deleting the phrase “means an Acquisition as to which each of the following conditions is satisfied (as applicable):” therefrom and substituting in its stead the phrase “means (i) the Etailz Acquisition, and (ii) an Acquisition as to which each of the following conditions is satisfied (as applicable):”.

(b)	By amending the definition of “Permitted Encumbrances” as follows:

(i)	By deleting the word “and” from the end of clause (l) thereof, re-lettering clause (m) thereof as clause (n), and inserting the following new clause (m) therein:

(m) Liens consisting of (i) the escrow of not more than $14,600,000 (excluding interest) in a DDA with Wells Fargo, as Escrow Agent under the Etailz Acquisition Agreement, which amounts constitute security for the Lead Borrower’s obligations in respect of the Earnout Consideration
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(as defined in the Etailz Acquisition Agreement), and (ii) the escrow of not more than $1,500,000 (excluding interest) in a DDA with Wells Fargo, as Escrow Agent under the Etailz Acquisition Agreement, which amounts constitute security for the Lead Borrower’s contingent indemnification obligations under and as provided for in the Etailz Acquisition Agreement; and

(ii)	By deleting from the proviso at the end thereof the phrase “clauses (a) through (m) above” and substituting in its stead the phrase “clauses (a) through (n) above”.

(c)	By adding the following new definitions in appropriate alphabetical order:

“Etailz” means Etailz Inc., a Washington corporation.

“Etailz Acquisition” means the Acquisition of Etailz pursuant to the Etailz Acquisition Agreement.

“Etailz Acquisition Agreement” means that certain Share Purchase Agreement dated as of the Third Amendment Effective Date, by and among Etailz, the Sellers named therein, Thomas C. Simpson, as Sellers’ Representative, and the Lead Borrower, as the buyer.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date, by and among the Loan Parties, the Agents, and the Lenders party thereto.

“Third Amendment Effective Date” means October 17, 2016.

3.	Amendments to Article VI of Credit Agreement. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

(a)	By amending Section 6.01(a) thereof by deleting the word “and” from the end of clause (xi) thereof, re-numbering clause (xii) thereof as clause (xiii), and inserting the following new clause (xii) therein:

(xii) Indebtedness consisting of (i) the Lead Borrower’s obligations in respect of the Earnout Consideration (as defined in the Etailz Acquisition Agreement), and (ii) the Lead Borrower’s contingent indemnification obligations pursuant to and as set forth in the Etailz Acquisition Agreement; and

(b)	By amending Section 6.04 thereof by deleting the word “and” from the end of clause (g) thereof, re-lettering clause (h) thereof as clause (i), and inserting the following new clause (h) therein:
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(h)	so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments in Etailz in an aggregate amount not in excess of $15,000,000 at any time; and

(c)	By amending Section 6.06(b) thereof by deleting the word “and” from the end of clause (i) thereof, re-numbering clause (ii) thereof as clause (iii), and inserting the following new clause (ii) therein:

(ii) payment of the Earnout Consideration (as defined in the Etailz Acquisition Agreement), as and when due pursuant to the Etailz Acquisition Agreement; provided that the sole source of payment thereof shall be the Earnout Escrow Funds (as defined in the Third Amendment); and

4.	Joinder of Etailz. Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Loan Parties hereby agree that they shall take such actions as are required by, and in accordance with the time frames established in, Section 5.12 of the Credit Agreement to cause the joinder of Etailz to the Loan Documents, the perfection of Liens on Etailz’ assets (to the extent constituting Collateral under the Security Documents) to secure the Obligations, and the pledge of the shares of Capital Stock of Etailz to secure the Obligations.

5.	Ratification; Representations and Warranties. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement, the Facility Guarantees and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement, the Security Agreement, the Facility Guarantees and each other Loan Document are true and correct in all material respects on and as of the date hereof, other than (x) representations and warranties qualified by materiality, in which case they are true and correct in all respects, or (y) representations and warranties that relate solely to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

6.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)	The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.

(b)	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably
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satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The Loan Parties shall have paid in full all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents, to the extent invoiced at least one (1) Business Day prior to the date hereof.

(d)	The Administrative Agent shall have received true and complete copies of the Etailz Acquisition Agreement and the material documents, instruments and agreements executed in connection therewith, in each case duly executed by each of the parties thereto and in form and substance reasonably satisfactory to the Administrative Agent. The Etailz Acquisition shall have been consummated substantially contemporaneously herewith, and in accordance with the Etailz Acquisition Agreement.

(e)	The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a payoff letter from JPMorgan Chase Bank, N.A. (“JPM”) in respect of Indebtedness owing by Etailz to JPM in respect of the Etailz Line of Credit (as defined in the Etailz Purchase Agreement), evidencing that the Etailz Line of Credit has been or concurrently with the Third Amendment Effective Date is being terminated, all obligations thereunder have been or substantially concurrently with the Third Amendment Effective Date are being paid in full, and all Liens securing obligations under the Etailz Line of Credit have been or substantially concurrently with the Third Amendment Effective Date are being released (or other arrangements reasonably satisfactory to the Administrative Agent for delivery of termination statements and releases have been made).

(f)	No Default or Event of Default shall have occurred and be continuing.

(g)	All representations and warranties of the Loan Parties shall be true and correct in all material respects on and as of the date hereof, other than (x) representations and warranties that relate solely to an earlier date, in which case they shall be true and correct as of such earlier date, or (y) representations and warranties qualified by materiality, in which case they shall be true and correct in all respects.

(h)	The Administrative Agent shall have received such additional documents, instruments, and agreements as any Agent may reasonably request in connection with the transactions contemplated hereby.
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7.	Miscellaneous.

(a)	This Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)	Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c)	The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Agents or the other Credit Parties or their respective counsel in entering into this Amendment.

(d)	This Amendment shall constitute a Loan Document for all purposes.

(e)	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

TRANS WORLD ENTERTAINMENT CORPORATION, as Lead Borrower and as a Borrower

By:	/s/ Edwin J. Sapienza
Name:	Edwin J. Sapienza
Title:	Treasurer

RECORD TOWN, INC., as a Borrower

By:	/s/ Edwin J. Sapienza
Name:	Edwin J. Sapienza
Title:	Treasurer

RECORD TOWN USA, LLC, as a Borrower

By:	/s/ Edwin J. Sapienza
Name:	Edwin J. Sapienza
Title:	Treasurer

TRANS WORLD NEW YORK, LLC, as a Borrower

By:	/s/ Edwin J. Sapienza
Name:	Edwin J. Sapienza
Title:	Treasurer

TRANS WORLD FLORIDA, LLC, as a Borrower

By:	/s/ Edwin J. Sapienza
Name:	Edwin J. Sapienza
Title:	Treasurer

Signature Page to Third Amendment to Credit Agreement

MOVIES PLUS, INC., as a Borrower

By:	/s/ Edwin J. Sapienza
Name:	Edwin J. Sapienza
Title:	Treasurer

RECORD TOWN UTAH, LLC, as a Borrower

By:	/s/ Edwin J. Sapienza
Name:	Edwin J. Sapienza
Title:	Treasurer

Signature Page to Third Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and Lender

By:	/s/ Lauren Murphy
Name:	Lauren Murphy
Title:	Vice President

Signature Page to Third Amendment to Credit Agreement

Schedule I

Borrowers other than the Lead Borrower

Record Town, Inc.

Record Town USA, LLC

Trans World New York, LLC

Trans World Florida, LLC

Movies Plus, Inc.

Record Town Utah, LLC

Schedule II

Guarantors

None.

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